APPENDIX B

CUSTODY AGREEMENT

The following portfolios ("Funds") are hereby made parties to the Custody Agreement dated July 30, 2008, with UMB Bank, n.a. ("Custodian") and World Funds Trust, and agree to be bound by all the terms and conditions contained in said Agreement:

UNION STREET PARTNERS VALUE FUND
PERKINS DISCOVERY FUND
VIRGINIA EQUITY FUND
B. RILEY DIVERSIFIED EQUITY FUND

WORLD FUNDS TRUST

Attest:	By: /s/ John Pasco, III

Name: John Pasco, III

Title: Chairman

Date: 11/26/2013

UMB BANK, N.A.

Attest:	By: /s/ Ralph R. Santoro

Name: Ralph R. Santoro

Title: Senior Vice President

Date: 11/26/2013

APPENDIX C

CUSTODY AGREEMENT

Eligible Funds and Borrowing Limitations – World Funds Trust

Fund Name	Acceptable Reason	Limitation
Union Street Partners Value Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Perkins Discovery Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Virginia Equity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
B. Riley Diversified Equity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act

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